UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) DECEMBER 7, 2004


                               IQ BIOMETRIX, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                  0-24001             76-0552098
            --------                  -------             ----------
   (State or other jurisdiction     (Commission         (IRS Employer
         of incorporation)          File Number)       Identification No.)


         39111 PASEO PADRE PARKWAY, SUITE 304 FREMONT, CALIFORNIA 94538
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (510) 795-2903

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On December 7, 2004, IQB and Wherify entered into Amendment No. 2 to Agreement and Plan of Merger which amended the Merger Agreement, including the following:

      1. The method of calculating the Exchange Ratio was amended to exclude from the calculation up to 500,000 shares of IQB Common Stock issued to employees and/or consultants prior to the Effective Time in lieu of cash otherwise owed to such individuals for services rendered to IQB;

      2. To allow Wherify to amend its articles of incorporation to increase the number of authorized shares of Series C Preferred Stock by an additional 300,000 shares and to sell and issue such additional shares of Series C Preferred Stock on the same or better terms and conditions with respect to Wherify as such shares were sold by Wherify prior to the date of the Merger Agreement.

      A copy of the Amendment No. 2 To Agreement and Plan of Merger is filed as
Exhibit 2.03 to this Form 8-K.

Section 9 - Financial Statements and Exhibits

(c) Exhibits:

2.03  Amendment No. 2 to Agreement and Plan of Merger dated December 7, 2004.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


IQ BIOMETRIX, INC.

/s/ WILLIAM B. G. SCIGLIANO
-----------------------------------
William B. G. Scigliano
President and Chief Executive Officer


Date: December 13, 2004